CORPORATE MANAGEMENT SERVICES AGREEMENT

THIS AGREEMENT made effective as of the first day of August, 2008.

BETWEEN:

Ibex Resources Corp., a Nevada Corporation, having offices at 1015 - 4th Street, S. W., suite 530, Calgary, Alberta
(hereafter "Ibex")

AND;

Harry Bygdnes, an individual having a residence at 30 Discovery Ridge Close, S.W., suite 317, Calgary, Alberta

(hereafter "Bygdnes")

RECIETALS:

WHEREAS, Ibex is engaged in the field of mineral exploration, and the conduct of such other activities as may be incidental or related thereto; and

WHEREAS, Ibex has and will have the need for accounting, administrative, financial, technical, consulting and similar services from time to time, but has determined that it is not cost effective to maintain all the infrastructure associated therewith; and

WHEREAS, in the event that Ibex issues to the public shares of its capital stock pursuant to a registration statement under the Securities Act of 1933, as amended, Ibex desires to continue to obtain the foregoing services from Bygdnes; and

WHEREAS, by this Agreement, Ibex and Bygdnes desire to confirm their agreement with respect to services to be provided to Ibex commencing on July 1, 2008 (the "Effective Date"), and to set forth the basis for Bygdnes's providing further services of the type referred to herein; and

WHEREAS, Bygdnes is able and willing to provide the foregoing services to Ibex, and Ibex desires to engage Bygdnes as an independent contractor to provide the same in accordance with the terms set forth herein:

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and legal sufficiency whereof are hereby acknowledged, the parties hereto further agree as follows:

ARTICLE I

SECTION I.    MANAGEMENT SERVICES.

                            1.1    Commencing on the Effective Date, Ibex hereby engages and retains Bygdnes to provide or otherwise make available to Ibex the services described in this Section I (the "Management Services"), and Bygdnes hereby accepts and agrees to provide such Management Services to Ibex, for the term and consideration as specified herein. The fee payable for such Management Services shall be determined in accordance with Section 3 hereof.

                            1.2.   ACCOUNTING SERVICES. Bygdnes shall assist Ibex with the following accounting services: maintenance of Ibex's general ledger; maintenance of Ibex's accounts payable and accounts receivable records; and maintenance of Ibex's fixed asset records. The services described in this Section 1.2 shall also be provided by Bygdnes at the request of Ibex in connection with Ibex's preparation of any required filings with the Securities and Exchange Commission pursuant to United States securities laws. The services described in this Section 1.2 shall be provided by Bygdnes until terminated pursuant to the provisions of Section 6.3 hereof.

        1.3.             CORPORATE RECORD-KEEPING SERVICES. Bygdnes shall assist in maintaining all accounting records relating to Ibex, until such time as such records shall be disposed of in accordance with applicable legal requirements and Bygdnes's normal record disposition policies.

        1.4.           DIRECTOR SERVICES. Ibex shall remit to Bygdnes all director and other fees which become payable pursuant to this Agreement.

ARTICLE II

SECTION 2.   ADDITIONAL SERVICES.

         2.1            Beginning on such date or dates subsequent to the Effective Date as are mutually agreed to in writing by the parties, Bygdnes will provide or otherwise make available to Ibex such services in addition to those described in Section I hereof as are reasonably requested by Ibex, subject in each case to the parties' agreement to financial consideration and other terms. In the event that Ibex desires to avail itself of any of such additional services, the parties shall negotiate in good faith to reach agreement on the scope and term of such services. When and if an agreement is reached, the parties shall prepare an appropriate schedule or addendum to this Agreement, in which the nature, scope and quality of such services is described in detail. Each such addendum shall be executed on behalf of each party hereto, shall be effective as of its date and shall, upon such effective date, be incorporated into and made an integral part of this Agreement.

ARTICLE III

SECTION 3. REIMBURSEMENT OF EXPENSES.

3.1 In connection with the Management Services pursuant to Section I hereof and Additional Services pursuant to Section 2 hereof, Ibex shall reimburse Bygdnes for any and all expenses or costs ("Charges") incurred or paid by Bygdnes on behalf of Ibex in the performance of any of its responsibilities under this Agreement (including an appropriate allocation of overhead and general and administrative costs).

3.2 Unless Bygdnes and Ibex shall agree to a different arrangement contrary to this Section 3(b), Ibex shall pay to Bygdnes a fee for Management Services and Additional Services in an amount equal to One Thousand Dollars ($1,000) per month.

         3.3 The Charges and Fees shall be billed and payment shall be made to Bygdnes in U.S. Dollars.

3.4 Ibex shall also pay any applicable sales or use taxes payable with respect to the Charges and the Fees.

3.5 Bygdnes shall, as and when necessary, prepare all applications, reports, statements and other documents showing the Charges, Fees and the related costs and expenses incurred or paid by Bygdnes on behalf of Ibex in the performance of any of its responsibilities under this Agreement.

3.6 To the extent that Ibex is billed by an outside provider directly, Ibex shall pay such bill directly. If Bygdnes is billed by outside providers for services performed for Ibex pursuant to this Agreement, Bygdnes may pay the bill and charge Ibex the amount of the bill or forward the bill to Ibex for payment by Ibex. A Fee will be payable on all amounts paid in connection with services related to Bygdnes's responsibilities hereunder, regardless of whether Bygdnes or Ibex paid such amounts; provided.

ARTICLE IV

SECTION 4. PAYMENT OF FEES.

4.1 Amounts payable by Ibex for services provided by Bygdnes under this Agreement shall be payable from and after the first day of the month following the month in which the Effective Date occurs. Thereafter, such amounts shall be paid monthly after the first day of the month following the month in which the services were provided.

ARTICLE V

SECTION 5.  DISCLAIMER, LIMITED LIABILITY.

5.1 Bygdnes will use reasonable efforts to make the Management Services available (and, if it agrees to provide the Additional Services, Additional Services) with substantially the same degree of care as it employs in making the same services available for its own operations; provided, however, that Bygdnes shall not be liable to Ibex or any other person for any loss, damage or expense which may result therefrom or from any change in the manner in which Bygdnes renders such services, so long as Bygdnes deems such change necessary or desirable in the conduct of its own operations. Neither Bygdnes or its agents who provide services to Ibex shall not be liable to Ibex or to any third party, including any governmental agency or Ibex's stockholders, for any claims, damages or expenses relating to the Management Services (and, if it agrees to provide the Additional Services, Additional Services) provided pursuant to this Agreement, except for willful malfeasance, bad faith or gross negligence in the performance of their duties or reckless disregard of their obligations and duties under the terms of this Agreement. Ibex shall have the ultimate responsibility for all services provided herein.

ARTICLE VI

SECTION 6.  TERM AND TERMINATION.

6.1 TERM. Except as provided in Section 6.2 hereof, the initial term of this Agreement shall commence on the Effective Date and continue on a month to month basis. This Agreement shall automatically renew at the end of the initial month for successive one-month terms until terminated in accordance with Section 6.3 hereof.

6.2 TERMINATION UPON CERTAIN EVENTS. Upon the effective date of a Prospectus offering of Ibex's common stock pursuant to the Securities Act of 1933, as amended, the Management Services provided under Sections 1.10 and 1.11 shall no longer be provided by Bygdnes, and this Agreement will terminate with respect to the provision of such services. Notwithstanding the foregoing, such termination shall not cancel Ibex's obligation to remit payment to Bygdnes, pursuant to Sections 3 and 4 hereof, for the provision of such services in the monthly period prior to the closing of the initial public offering.

6.3 TERMINATION GENERALLY. This Agreement or any Management Service specified in Section I hereof may be terminated by either party to this Agreement at anytime on 30 days' prior notice to the other party, or other. Of Notice agreed to by the parties.

6.4 TERMINATION OF SPECIFIC SERVICES. Specific services provided hereunder may be terminated, or shall expire, as described in Section I hereof or in any schedule or addendum hereto. If and to the extent that Bygdnes incurs expenses in connection with and resulting from termination of any specific services provided hereunder, Ibex shall reimburse Bygdnes for such costs or expenses promptly upon receipt of an itemized account thereof.

6.5 POST - TERMINATION SERVICES. In the event of termination of this Agreement, or a service provided hereunder, pursuant to Section 6.3 hereof, Bygdnes shall be required at Ibex's option to continue to provide the terminated services of the type then being provided to Ibex during the one-month period referred to in Section 6.3 hereof and, whether or not Ibex requests continuation of such services, Ibex shall continue to pay Bygdnes the costs of such services for such one-month period. Subsequent to such one-month period, or in the event of termination of this Agreement pursuant to Section 6.3, corporate administrative services of the kind provided under the Agreement may continue to be provided to Ibex on an as requested basis by Ibex, in which event Ibex shall be charged by Bygdnes a fee pursuant to Section 3 and Section 4 of this Agreement.

ARTICLE VII
        SECTION 7  OTHER ACTIVITIES OF BYGDNES.

7.1 Ibex hereby recognizes that Bygdnes now renders and may continue to render management and other services to other clients that may or may not have policies and conduct activities similar to those of Ibex. Bygdnes shall be free to render such advice and other services, and Ibex hereby consents thereto. Bygdnes shall devote so much of its time and attention to the performance of its duties under this Agreement as it deems reasonable or necessary to perform the services required hereunder in a manner consistent with that in which such services have been performed by Bygdnes in the past.

ARTICLE VIII

8.1              NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) or transmitted by facsimile to the parties at the addresses of each party written above (or at such other addresses for a party as shall be specified by like notice) and shall be deemed delivered upon personal delivery, upon actual receipt or on the third business day after deposit in the mail.

8.2.            FORCE MAJEURE. Neither party shall be in default of this Agreement or liable to the other party for any delay or default in performance where occasioned by any cause of any kind or extent beyond its control, including but not limited to, armed conflict or economic dislocation resulting therefrom; embargoes; shortages of labor, raw materials, production facilities or transportation; labor difficulties; civil disorders of any kind; action of any civil or military authorities (including priorities and allocations); fires; floods; and accidents. The dates on which the obligations of a party are to be fulfilled shall be extended for a period equal to the time lost by reason of any delay arising directly or indirectly from:

(a)          Any of the foregoing causes, or

(b)           Inability of that party, as a result of causes beyond its reasonable control, to obtain instruction or information from the other party in time to perform its obligations by such dates.

8.3.          ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and all prior agreements or understandings shall be deemed merged herein. No representations, warranties and certifications, express or implied, shall exist as between the parties except as stated herein.

8.4.           AMENDMENTS. No amendments, waivers or modifications hereof shall be made or deemed to have been made unless in writing executed by the party to be bound thereby.

8.5.            SEVERABILITY. If any provision in this Agreement or the application of such provision to any person or circumstance shall be invalid, illegal or unenforceable, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid, illegal or unenforceable shall not be affected thereby.

8.6.             COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

8.7.           SUCCESSORS AND ASSIGNS. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other party hereto, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.8.          GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta.

8.9.            NO THIRD-PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Corporate Management Services Agreement to be executed, effective as of the date first written above.

Ibex Resources Corp.

Per: /s/Harry Bygdnes
Harry Bygdnes, Pres. & CFO

Per: /s/Harry Bygdnes
Harry Bygdnes